UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2020

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)
001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	The The Nasdaq Stock Market LLC Stock Market
Preferred Stock Purchase Rights		The The Nasdaq Stock Market LLC Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2020, certain affiliates of MacAndrews and Forbes Incorporated (“M&F”) entered into a Stock Purchase Agreement (the “SPA”) with Pivot Buyer LLC, an affiliate of Caledonia (Private) Investments Pty (“Caledonia”), pursuant to which a number of investors, including Caledonia, agreed to purchase shares of Scientific Games Corporation’s (the “Company”) common stock (the “Common Stock”) held by M&F equal to 34.9% of the Company’s outstanding Common Stock in four tranches (the “Stock Purchase”).  Pursuant to the SPA, each of Ronald O. Perelman, Barry F. Schwartz and Frances F. Townsend resigned from the Board of Directors of the Company (the “Board”) effective as of the closing of the initial tranche of the Stock Purchase. Once the Stock Purchase is completed, no investor is expected to beneficially own more than 9.9% of the outstanding Common Stock of Scientific Games.

Concurrently with the execution of the SPA, the Company entered into an agreement with M&F, dated September 11, 2020 (the “M&F Agreement”), pursuant to which the parties agreed to the termination of the existing stockholders’ agreement between the Company and M&F (the “Stockholders’ Agreement”), except with respect to registration rights (the “Stockholders’ Agreement Termination”), effective as of the closing of the fourth tranche contemplated by the SPA (the “Fourth Closing”). Mr. Schwartz has been appointed as a non-voting observer of the Board from the closing of the first tranche contemplated by the SPA (the “First Closing”) and generally until the Fourth Closing. If the Fourth Closing does not occur by November 10, 2020, the M&F Agreement provides that the Board will appoint Mr. Schwartz as a director on the Board until the Fourth Closing. M&F otherwise waived its rights to appoint any directors to the Board during the term of the M&F Agreement. The M&F Agreement will automatically terminate in the event the SPA is terminated without the consummation of the Fourth Closing.

In addition, and in connection with the SPA, the Company simultaneously entered into an agreement with Caledonia, dated September 11, 2020 (the “Caledonia Agreement”), pursuant to which the Company and Caledonia agreed to the Stockholders’ Agreement Termination. The Company and Caledonia also agreed to cooperate with each other to obtain any applicable approvals from gaming authorities in connection with the SPA and the transactions contemplated therein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Election of Directors

As noted above, in connection with the Stock Purchase, each of Ronald O. Perelman, Barry F. Schwartz and Frances F. Townsend resigned from the Board, effective as of September 16, 2020.  Immediately following such resignations, each of Jamie R. Odell and Antonia Korsanos were elected as directors on the Board, effective as of September 16, 2020.  Mr. Odell will serve as Executive Chair of the Board and Ms. Korsanos will serve as Executive Vice Chair of the Board.

Mr. Odell previously served as Chief Executive Officer (“CEO”) of Aristocrat Leisure Limited (“Aristocrat”) from 2009 to 2017.  Prior to joining Aristocrat, Mr. Odell held senior executive roles in the global beverage industry. Since May 2019, Mr. Odell has served as a consultant to the Company with the title of Special Advisor to the Chairman and CEO.

Ms. Korsanos previously served as the Chief Financial Officer (2009-2018) and Company Secretary (2011-2018) of Aristocrat. Prior to joining Aristocrat, Ms. Korsanos held senior leadership roles in the consumer goods industry, including at Goodman Fielder and Kellogg’s. Since July 2019, Ms. Korsanos has served as a consultant to the Company with the title of Advisor to the CEO.

As noted above, each of Mr. Odell and Ms. Korsanos are currently engaged as consultants to the Company. The existing consulting agreements and related compensation arrangements between the Company and each of Mr. Odell and Ms. Korsanos, in each case, effective as of the date the applicable individual commenced providing consulting services to the Company, provide for the following in exchange for the consulting services provided by the applicable individual:

●
In the case of Mr. Odell, he is entitled to a $600,000 annual consulting fee and he received (i) a sign-on grant of 10,000 restricted stock units with respect to the Common Stock (“RSUs”), vesting 25% on each of the first four anniversaries of the grant date and (ii) a sign-on grant of 30,000 performance-vesting options to acquire Common Stock, vesting based on the achievement of certain performance criteria measured over the twelve-month period ending March 31, 2021; and

●
In the case of Ms. Korsanos, she is entitled to a $350,000 annual consulting fee and she received (i) a sign-on grant of 10,000 RSUs, vesting 25% on each of the first four anniversaries of the grant date and (ii) a sign-on grant of 30,000 performance-vesting options to acquire Common Stock, vesting based on the achievement of certain performance criteria measured over the twelve-month period ending June 30, 2021.

Other than the compensation described above, Mr. Odell and Ms. Korsanos currently do not receive any other compensation from the Company, whether in their director roles or otherwise. In particular, Mr. Odell and Ms. Korsanos do not currently receive the standard compensation provided to members of the Board (as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2020).

Item 7.01. Regulation FD Disclosure.

On September 14, 2020, the Company issued a press release announcing the Stock Purchase and the election of Mr. Odell and Ms. Korsanos to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
99.1	Press Release of Scientific Games Corporation, dated September 14, 2020.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: September 16, 2020	By:	/s/ James Sottile
		Name:	James Sottile
		Title:	Executive Vice President and Chief Legal Officer